EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Pre-Paid Legal Services, Inc. of our report on the financial statements of TPN, Inc. d.b.a. The People's Network for the year ended December 31, 1997, dated February 27, 1998, (except with respect to the merger of Pre-Paid Legal Services, Inc. as discussed in Note 2, as to which the date is September 24, 1998, the date of the definitive merger agreement), included in Pre-Paid Legal Services, Inc.'s Form 10-K for the year ended December 31, 1999.


                                            /s/ ARTHUR ANDERSEN LLP
                                            ------------------------------------
                                                ARTHUR ANDERSEN LLP


Dallas, Texas
June 1, 2000